U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT #8 TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 PATRIARCH INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

  DELAWARE                 1000                   98-0360062
-------------          ------------               -----------
(State or other       Primary Standard            I.R.S. Employer
jurisdiction of       Industrial Classification   Identification Number)
or organization)      Code Number)                incorporation


PATRIARCH, INC.
4526 Underwood Avenue
North Vancouver, B.C.
British Columbia, Canada                         V7K 2S2
-------------------------                        -------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604)961-8878
                                               --------------

Approximate date of commencement of proposed
sale to the public:                        as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                          |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following                                         |__|


                CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------
TITLE OF EACH                       PROPOSED      PROPOSED
CLASS OF                            MAXIMUM       MAXIMUM
SECURITIES                          OFFERING      AGGREGATE   AMOUNT OF
TO BE         AMOUNT TO BE          PRICE PER     OFFERING  REGISTRATION
REGISTERED    REGISTERED            SHARE (1)     PRICE (2)     FEE (2)
------------------------------------------------------------------------

Common Stock  3,663,818 shares      $0.03         $109,914.54   $10.07
------------------------------------------------------------------------

(1) Based on the last sales price on April 30, 2001.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

No exchange or over-the-counter market exists for our common stock. The average price paid for our common stock was $0.0054 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                 Agent for Service of Process:

                 Corporation Service Company
                 2711 Centerville Road, Suite 400
                 Wilmington, Delaware 19808

          SUBJECT TO COMPLETION, Dated April 22, 2004

                                   PROSPECTUS

                                 PATRIARCH INC.
                        3,663,818 SHARES OF COMMON STOCK
                       TO BE SOLD BY CURRENT SHAREHOLDERS
                                ----------------
The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. We will not receive any proceeds from this offering.

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is presently not traded on any market or securities exchange.
                      ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "RISK FACTORS" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The Securities and Exchange Commission has not made any recommendations that you buy or not buy our shares. Any representation to the contrary is a criminal offense.

                      ----------------

         The Date Of This Prospectus Is: April 22, 2004

                              Table Of Contents
                                                                PAGE
Summary .......................................................  5
Risk Factors ..................................................  6
Risks Related To Our Financial Condition and Business Model
-------------------------------------------------------------
  -  If we do not obtain additional financing, our business
     will fail ................................................  6
  - If we do not complete the required capital expenditure requirements mandated in our option, we will lose our interest in the Manchester South Property and our business will fail.................................................  7
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  8
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  8
  -  Existing shareholders will suffer dilution if we raise
     additional funds through our sale of equity..............   8
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  9
  -  Even if we discover commercial reserves of precious metals on the Manchester South property, we may not be able to
     successfully reach commercial production ................   9
  -  Metal prices fluctuate widely.............................  9
  -  We need to continue as a going concern if our business is to succeed ...............................................  9

Risks Related To Our Market And Strategy
------------------------------------------
  -  If we do not obtain clear title to the mining properties, our business may fail ....................................  9
Risks Related To Legal Uncertainty
------------------------------------
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively effected ...................................... 10
Risks Related To This Offering
--------------------------------
  - Because our president, Mr. Strato Malamas, owns 68.4% of our outstanding stock, he will control and make corporate decisions that may be disadvantageous to other minority stockholders ............................................. 10
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail ......................................... 10
  -  Because management has only limited experience in mineral exploration,the business has a higher risk of failure .... 11
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares .......... 11
  -  If a market for our common stock develops, our stock
     price may be volatile .................................... 11
  -  If the selling shareholders sell a large number of
     shares all at once or in blocks, the market price of our
     shares would most likely decline ......................... 11
  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock ................................ 12
Use of Proceeds ............................................... 12
Determination of Offering Price ............................... 12
Dilution ...................................................... 12
Selling Shareholders .......................................... 12
Plan of Distribution .......................................... 19
Legal Proceedings ............................................. 21
Directors, Executive Officers, Promoters and Control Persons .. 21 Security Ownership of Certain Beneficial Owners and Management 22
Description of Securities ..................................... 23
Interest of Named Experts and Counsel ......................... 24
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 24
Organization Within Last Five Years ........................... 24
Description of Business ....................................... 25
Plan of Operations ............................................ 30
Description of Property ....................................... 32
Certain Relationships and Related Transactions ................ 32
Market for Common Equity and Related Stockholder Matters ...... 32
Executive Compensation ........................................ 34
Financial Statements .......................................... 34
Changes in and Disagreements with Accountants ................. 35
Available Information ......................................... 35

                            Summary
Patriarch Inc.

Prospective investors are urged to read this prospectus in its entirety.


We are in the business of mineral exploration. To date, we have conducted initial exploration activities on the Manchester South Property. However, we have had no revenues from our operations.

We have obtained an option to acquire a 90% interest in a mineral claim located in the Sudbury Mining Division Province of Ontario, Canada. We refer to this mineral claim as the Manchester South Property. This option is exercisable by us incurring exploration expenditures on the Manchester South Property of at least $25,000 by December 31, 2004 and a further $175,000 by December 31, 2005. We have spent $9,500 on exploration expenditures on the property to date, including costs incurred in connection with preparing a geology report. In order to keep our option with respect to the Manchester South Property in good standing, we need to spend an additional $15,500 on the claims by December 31, 2004. We do not have sufficient cash on hand to complete this exploration. As well, we are required to spend an additional $175,000 in expenditures by December 31, 2005.

Our objective is to conduct mineral exploration activities on the Manchester South Property in order to assess whether the claim possesses commercially exploitable reserves of copper and/or nickel. We have not, as yet, identified any commercially exploitable reserves. Our proposed exploration program is designed to search for commercially exploitable deposits.

We were incorporated on February 21, 2001 under the laws of the state of Delaware. Our principal offices are located at 4526 Underwood Avenue, North Vancouver, British Columbia, Canada.
Our telephone number is 604-961-8878.

The Offering

Securities Being Offered     Up to 3,663,818 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

Terms  of the Offering       The selling  shareholders  will determine when  and
                             how they will sell the common stock offered in this prospectus. Refer to "Plan of Distribution".

Termination of the Offering  The  offering  will  conclude  when  all  of  the
                             3,663,818 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And  to be Issued            11,718,818 shares of  our common  stock  are issued
                             and  outstanding as of the date of this prospectus.
                             All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds  from  the sale of
                             the common  stock by the selling shareholders.

                             All funds that we have raised through the sale of our common stock have been used to make a $7,500 cash payment in order to acquire an option on the Manchester South Property and to pay administrative expenses such as accounting and office costs, and transfer agent fees. We have not undertaken any exploration efforts on the Manchester South Property to date.

Summary Financial Information


Balance Sheet                             February 29, 2004

Cash                                        $ 17,500
Total Assets                                $ 37,500
Liabilities                                 $ 32,820
Total Stockholders' Equity                  $  4,680

Statement of Loss and Deficit

              From Incorporation on               For nine-month period
            Feb 21, 2001 to February 29, 2004     ended February 29, 2004

Revenue               $   NIL                              $   NIL
Net Income/Loss      ($47,885)                             ($10,617)


                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

     Risks Related To Our Financial Condition And Business Model

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.


Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of April 22, 2004, we had cash in the amount of $10,208. We currently do not have any operations and we have no income. Our business plan calls for us to spend at least $200,000 in connection with the exploration of our optioned mineral claims by December 31, 2005. We will require additional financing in order to complete the full-recommended $200,000 exploration program. We will also require additional financing if the costs of the exploration of our optioned mineral claim are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.

of the exploration of our optioned mineral claim are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.


We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper and nickel, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

IF WE DO NOT COMPLETE THE REQUIRED CAPITAL EXPENDITURE REQUIREMENTS MANDATED IN OUR OPTION, WE WILL LOSE OUR INTEREST IN THE MANCHESTER SOUTH PROPERTY AND OUR BUSINESS WILL FAIL.


We are obligated to incur exploration expenditures on the optioned mineral claim in order to exercise the option and obtain a 90% interest in the Manchester South Property. We must incur exploration expenditures in the amount of $25,000 by December 31, 2004, as well as an additional $175,000 by December 31, 2005 in order to exercise this option. To date, we have incurred $9,500 in exploration expenditures on the Manchester South Property, including $2,500 spent on the preparation of a geology report.

Our existing cash reserves are not sufficient to enable us to complete phase one of the geological exploration program recommended on our optioned mineral claim. Accordingly, we will require substantial additional capital to fund the continued exploration of the Manchester South Property and exercise the option. If we do not complete the additional exploration expenditures required by the option agreement, we will forfeit our interest in the optioned mineral claim and will have no interest in the optioned mineral claims. We have no agreements for additional financing and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business plan. If we lose our interest in the optioned mineral claim, then there is a substantial risk that our business will fail.


BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.


We commenced the initial stages of exploration on the Manchester South property in 2003, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully.

We were incorporated on February 21, 2001 and to date have been involved primarily in organizational activities and the acquisition of the optioned mineral claim. We have not earned any revenues as of the date of this prospectus and have incurred total losses of $47,885 from our incorporation on February 21, 2001 to February 29, 2004. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our optioned mineral claim and the production of minerals thereon, if any, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the mineral claims that we have optioned contain commercially exploitable reserves of copper and nickel. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

EXISTING SHAREHOLDERS WILL SUFFER DILUTION IF WE RAISE ADDITIONAL FUNDS THROUGH OUR SALE OF EQUITY.

We will require additional funds to carry out our intended business plan. The most likely means of obtaining such funds will be through our sale of additional shares of common stock to investors. Any sale of additional share capital will result in dilution to existing shareholders that will detrimentally affect the value of their shareholdings.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position. We carry no liability or other insurance for specific risks we face.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE MANCHESTER SOUTH PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY REACH COMMERCIAL PRODUCTION.

The optioned mineral properties do not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the Manchester South Property into commercial production. We expect that such costs could exceed several million dollars. We can provide investors with no assurance that we will be able to obtain such financing.

METAL PRICES FLUCTUATE WIDELY.

Factors beyond our control may affect the marketability of any minerals we discover. On the South Manchester Property, we are seeking occurrences of copper and nickel. The growth of demand for these metals is subject to fluctuation.

>From July 1995 to May 1999, the price for one pound of high grade copper on the Commodity Exchange of New York decreased from a high of $1.46 to $0.62. Between October 15, 2002 and January 9, 2003, the price for one tonne of nickel on the London Metals Exchange increased from $6,580 to $7,890, or nearly 20%.

Adverse price changes for copper and nickel could limit our ability to generate revenues.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.


The Independent Auditor's Report to our audited financial statements for the period ended May 31,2003 and 2002 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are: we are in a net loss position; we have not attained profitable operations; and we are dependent upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose their investments.


           Risks Related To Our Market And Strategy

IF WE DO NOT OBTAIN CLEAR TITLE TO THE MANCHESTER SOUTH PROPERTY, OUR BUSINESS MAY FAIL.

While we have obtained a geological report with respect to the Manchester South property, this should not be construed as a guarantee of title. The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. Our optioned mining properties have not been surveyed and therefore, the precise locations and areas of the properties may be in doubt.

             Risks Related To Legal Uncertainty

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict the use of ore. Under the Mining Act of Ontario, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. Also, to operate a working mine, the Ontario Environmental Assessment Act may require an environmental review process.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

                         Risks Related To This Offering

BECAUSE OUR PRESIDENT, MR. STRATO MALAMAS, OWNS 68.74% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Mr. Strato Malamas, our president and director, owns approximately 68.74% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Malamas may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Malamas is presently required to spend only 25% of his business time on business management services for our company. It is possible that the demands on Mr. Malamas from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Malamas may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL EXPLORATION, THE BUSINESS HAS A HIGHER RISK OF FAILURE.

Our management has only limited experience in mineral exploration. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan in the exploration and exploitation of our optioned mineral property. Refer to "Directors, Executive Officers, Promoters And Control Persons" for information concerning the business experience of our management.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

IF A MARKET FOR OUR COMMON STOCK DEVELOPS, OUR STOCK PRICE MAY BE VOLATILE.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1) actual or anticipated variations in our results of operations; (2) our ability or inability to generate new revenues; (3) increased competition; and
(4) conditions and trends in the mining industry.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering 3,663,818 shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock if our shares begin trading on the NASD OTC Bulletin Board.

Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represents approximately 31.27% of the common shares outstanding as of the date of this prospectus.

A PURCHASER  IS  PURCHASING  PENNY  STOCK  WHICH  LIMITS THE ABILITY TO SELL THE
STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction,of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker -dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,663,818 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933.


The following  table  provides as of APRIL 22, 2004,  information  regarding the
beneficial   ownership  of  our  common  stock  held  by  each  of  the  selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3.  the total number of shares that will be owned by each upon completion of the offering;
  4.  the percentage owned by each upon completion of the offering; and
  5.  the identity of the beneficial holder of any entity that owns the shares
                                       12


                                  Total Number
                            Of Shares To    Total Shares   Percentage of
                            Be Offered For  to Be Owned    Shares Out-
Name Of      Shares Owned   Selling         Upon           standing at
Selling      Prior To This  Shareholders    Completion Of  Commencement
Stockholder  Offering       Account         This Offering  of Offering
------------------------------------------------------------------------

Thomas May     495,000        495,000          Nil             4.22%
PO Box 28
Egmont BC,
Canada

Duane S.       500,000        500,000          Nil             4.27%
Beausoleil
3569 Oakridge Dr.
Nanaimo BC,
Canada

Richard Porta  125,000        125,000          Nil             1.07%
2050 Austin Avenue
Coquitlam BC,
Canada

Duane           30,000         30,000          Nil             0.26%
Beausoleil
#18-11757 236th Street
Maple Ridge BC,
Canada

Mark Wozer      33,500         33,500          Nil             0.29%
3545-196A Street
Langley BC,Canada

Ken Bentley     33,500         33,500          Nil             0.29%
13240 Coulthard
Road
Surrey BC,
Canada


                                  Total Number
                            Of Shares To    Total Shares   Percentage of
                            Be Offered For  to Be Owned    Shares Out-
Name Of      Shares Owned   Selling         Upon           standing at
Selling      Prior To This  Shareholders    Completion Of  Commencement
Stockholder  Offering       Account         This Offering  of Offering
------------------------------------------------------------------------

Ed Bentley    33,500        33,500           Nil              0.29%
12451-60A Avenue
Surrey BC,
Canada

Nicolaas A.   17,000        17,000           Nil              0.15%
Kocken
Box 54022
1562 Lonsdale Avenue
North Vancouver BC,
Canada

                                       13

Frances T.    15,000        15,000            Nil             0.15%
Alvarez
1395 Madison St.
Burnaby BC,
Canada

Vince         30,000        30,000            Nil             0.26%
Harriott
1644 Draycott
Road
North Vancouver BC
Canada

Alan Crump    33,500        33,500            Nil             0.29%
3890 Clematis
Crescent
Port Coquitlam BC
Canada

Ian Furnival  5,000          5,000            Nil             0.04%
3952 Hoskins
Road
North Vancouver BC,
Canada

Jeffrey S.   33,000         33,000           Nil              0.28%
Irvine
1545 Dempsey Road
North Vancouver BC,
Canada

Susan Irvine 33,000         33,000           Nil              0.28%
1454 Dempsey Road
North Vancouver BC,
Canada

                                  Total Number
                            Of Shares To    Total Shares   Percentage of
                            Be Offered For  to Be Owned    Shares Out-
Name Of      Shares Owned   Selling         Upon           standing at
Selling      Prior To This  Shareholders    Completion Of  Commencement
Stockholder  Offering       Account         This Offering  of Offering
------------------------------------------------------------------------
Filia Zervas 133,350      133,350            Nil             1.14%
2574 Steeple
Court
Coquitlam BC,
Canada

Via Zervas    33,500       33,500            Nil             0.29%
2353 Cape Horn
Avenue
Coquitlam BC,
Canada

Fotios        66,667       66,667            Nil             0.57%
Zervas
2353 Cape Horn
Avenue
Coquitlam BC,
Canada

                                       14


Sean Tan     166,667       166,667           Nil             1.42%
1395 Gabriola
Drive
Coquitlam BC,
Canada

Sandy Sharma 166,667       166,667           Nil             1.42%
10460 Leonard
Road
Richmond BC,
Canada

South Rim    166,667       166,667           Nil             1.42%
Financial Corp.
8726 Barnard Street
Box 95012
Vancouver BC,
Canada

Doug Clarkson 27,000        27,000           Nil             0.23%
#508-820 6th Avenue
New Westminster BC,
Canada

Susan McArthur 5,000         5,000           Nil             0.04%
11291-91st Avenue
Delta BC,
Canada

                                  Total Number
                            Of Shares To    Total Shares   Percentage of
                            Be Offered For  to Be Owned    Shares Out-
Name Of      Shares Owned   Selling         Upon           standing at
Selling      Prior To This  Shareholders    Completion Of  Commencement
Stockholder  Offering       Account         This Offering  of Offering
------------------------------------------------------------------------

Craig Breakley 70,000         70,000         Nil              0.60%
3214 Vimy
Crescent
Vancouver BC,
Canada

Terry Dwyer    25,000         25,000         Nil              0.21%
21825-100th Avenue
Langley BC,
Canada

Darroll        33,500         33,500         Nil              0.29%
Morrison
#203-20117-56th
Avenue
Langley BC,
Canada

Conrad         33,500         33,500         Nil              0.29%
Peacock
10765 Olsen
Road
Ladysmith BC,
Canada

                                       15

Tanye          20,000         20,000         Nil              0.17%
Capital Corp.
K. McKenzie
1400-355
Burrard Street
Vancouver BC,
Canada

598637         45,000         45,000         Nil              0.38%
BC Ltd.
Jack Upton
1400-355
Burrard St.
Vancouver BC,
Canada

George        133,500        133,500         Nil              1.14%
Morfidis
2766 West
23rd Avenue
Vancouver BC,
Canada


                                  Total Number
                            Of Shares To    Total Shares   Percentage of
                            Be Offered For  to Be Owned    Shares Out-
Name Of      Shares Owned   Selling         Upon           standing at
Selling      Prior To This  Shareholders    Completion Of  Commencement
Stockholder  Offering       Account         This Offering  of Offering
------------------------------------------------------------------------

Walter          16,700           16,700        Nil            0.14%
Syler
833 Lynn
Valley Road
North Vancouver BC,
Canada

Argirios        66,700           66,700        Nil            0.57%
Tadoglou
3626 Dunbar
Street
Vancouver BC,
Canada

Lee Urry        33,400           33,400        Nil            0.29%
348 East
8th Avenue
New Westminster BC,
Canada

B. Georgina      7,000            7,000        Nil            0.06%
Beausoleil
12-2592
Balmoral Road
Blind Bay BC,
Canada

                                       16

Caterina        10,000            10,000       Nil            0.09%
Di Nozzi
1203-4165
Maywood Street
Burnaby BC,
Canada

Franco          20,000            20,000       Nil           0.17%
Felice
780 Thurlow Street
Vancouver BC,
Canada

Steve           10,000            10,000       Nil            0.09%
Sexsmith
2043 East
5th Avenue
Vancouver BC,
Canada



                                  Total Number
                            Of Shares To    Total Shares   Percentage of
                            Be Offered For  to Be Owned    Shares Out-
Name Of      Shares Owned   Selling         Upon           standing at
Selling      Prior To This  Shareholders    Completion Of  Commencement
Stockholder  Offering       Account         This Offering  of Offering
------------------------------------------------------------------------

Gino            7,000            7,000          Nil           0.06%
Pellizzari
2053 East
5th Avenue
Vancouver BC,
Canada

Steve         250,000          250,000          Nil           2.13%
Bremner
13752-105 Avenue
Surrey BC,
Canada

Susan         250,000          250,000          Nil           2.13%
Freisen
5202-168 Street
Surrey BC,
Canada

Clarence      300,000          300,000          Nil           2.56%
Skrypnek
4526 Underwood
Avenue, Basement
North Vancouver BC,
Canada

Terrie        150,000          150,000          Nil           1.28%
Kokurudz
13752-105 Avenue
Surrey BC, Canada

                                       17

TOTAL:      3,663,818        3,663,818          Nil          31.26%



The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 11,718,818 shares of common stock outstanding on April 22, 2004.


The selling shareholders may not actually sell all of the securities being offered.

To our knowledge, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                     Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

   1. On such public markets or exchanges as the common stock may from time to time be trading;
   2. In privately negotiated transactions;
   3. Through the writing of options on the common stock;
   4. In short sales; or
   5. In any combination of these methods of distribution.

The sales price to the public may be:

   1. The market price prevailing at the time of sale;
   2. A price related to such prevailing market price; or
   3. Such other price as the selling shareholders determine from time to time.

The selling shareholders are required to sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of April 22, 2004 are as follows:

Directors:

Name of Director                  Age
-----------------------          -----
Strato Malamas                     45

Stewart Jackson                    62

Executive Officers:

Name of Officer                   Age             Office
---------------------            -----            -------
Strato Malamas                     45             President and Chief
                                                  Executive Officer,
                                                  Secretary, Treasurer,
                                                  Chief Financial
                                                  Officer and Director

Stewart Jackson                    62             Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Strato Malamas is our president, chief executive officer, secretary, treasurer and chief financial officer. Since 1983, he has been a licensed realtor involved in property development, sales and management. Mr. Malamas has been the principal of Brooklyn Property Management Limited, a private real estate management company, since 1984. He has also acted as president a director of GoEnergy, Inc. a private, exploration stage oil and gas company, since 2001.
Mr. Malamas spends approximately 25% of his business time on our operations.

Stewart Jackson, PhD., is a geologist with over 30 years experience in the mineral exploration and development industry. He holds a Bachelor of Science degree in geology from the University of Western Ontario, a Masters of Science degree in geology from the University of Toronto and a Ph.D. in stratigraphy and economic geology from the University of Alberta. Since 1987, Mr. Jackson has been a self-employed geological consultant working on various gold, silver, diamond and base metal projects in Canada and the United States. His work has included site remediation for environmental clearances; fuel blending and waste disposal and waste-water clean-up. He acted as president of Crown Resource Corp., a Canadian reporting company, from 1981 to 1987. Mr. Jackson spends approximately 3% of his business time on our operations.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of April 22, 2004 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
-----------------------------------------------------------------------

Common        Strato Malamas                      8,055,000     68.74%


                                       21


Stock         Secretary, Treasurer
              And Chief Executive Officer
              4526 Underwood Avenue
              North Vancouver, British Columbia
              Canada

Common         Stewart A. Jackson                  NIL            0%
Stock          Director
               P.O. Box 1085
               Winterhaven Ca.
               USA 92283-1085

Common        All Officers and Directors      8,055,000 shares    68.74%
Stock         as a Group that consists of
              two people

The percent of class is based on 11,718,818 shares of common stock issued and outstanding as of April 22, 2004.

                  Description Of Securities
General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share.

Common Stock

As of April 22, 2004 there were 11,718,818 shares of our common stock issued and outstanding that were held by 42 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre- emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

          Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.


The financial statements included in this prospectus and the registration statement have been audited by Berkovits, Lago & Company, LLP, Certified Public Accountants and Consultants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


      Disclosure Of Commission Position Of Indemnification For
                           Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

              Organization Within Last Five Years

We were incorporated on February 21, 2001 under the laws of the state of Delaware.

On May 10, 2001, we entered into a letter of intent with Tri-Corp. Enterprises Ltd., a private British Columbia, Canada company, to jointly develop Gateway Falls R.V. Estates, a recreational vehicle community located on the Shuswap Lake near Lee Creek, British Columbia. Under the terms of the Agreement, we agreed to forward $1,500,000.00 (Canadian currency)to the joint venture for the purpose of providing clear title to the development property and for use in the development of property infrastructure. We abandoned this business plan in 2001 due to the British Columbia Financial Institutions
Commission's issuance of an order preventing the sale of the recreational vehicle sites.

We obtained an option to acquire an interest in a certain mineral claim situated in the Province of Ontario, Canada on March 6, 2002.

Mr. Strato Malmas, our president, secretary, treasurer and a director, have been our sole promoter since our inception. Mr. Malamas acquired 8,055,000 shares of our common stock at a price of $0.0001 US per share on February 22, 2001. Mr. Malamas paid a total purchase price of $805.50 for these shares.

                   Description Of Business

In General

We are an exploration stage company. We plan to ultimately engage in the acquisition and exploration of mineral properties and exploit mineral deposits demonstrating economic feasibility. We own an option to acquire an interest in the mineral claim described below under the heading Manchester South Property Option Agreement.


To date, there are no known mineral deposits on the property and we have not generated any revenues from operations. All funds that we have raised through the sale of our common stock have been used to make a $7,500 cash payment in order to acquire an option on the Manchester South Property, to conduct initial exploration on the property and to pay administrative expenses such as accounting and office costs, and transfer agent fees.


Our plan of operations is to carry out exploration work on the Manchester South Property in order to ascertain whether this claim possesses commercially exploitable quantities of copper and nickel. There can be no assurance that a commercially exploitable mineral deposit, or reserve, exists in the Manchester South Property until appropriate exploratory work is done and an economic evaluation based on such work concludes there is economic feasibility.

Manchester South Property Option Agreement

We have obtained the option to acquire a 90% interest in a mineral claim situated in the Province of Ontario, Canada. We refer to this mineral claim as the Manchester South Property. We acquired our interest in the Manchester South Property pursuant to an agreement dated March 6, 2002, as amended, between Terry Loney, doing business as Klondike Bay Resources, and us. Klondike Bay Resources is the owner of the Manchester South Property. We paid cash consideration of $7,500 to Klondike Bay Resources for the grant of the option upon execution of the option agreement. The option agreement was negotiated as an arm's length transaction. We are deemed to have exercised the option to acquire the 90% interest in the Manchester South Property when we have:

(A) paid Klondike Bay Resources $7,500(paid upon the execution of the option agreement);

(B) incurred an aggregate of $200,000 of property exploration expenditures on the Manchester South Property within the following periods:

  (1) $25,000 on or before December 31, 2004; and (2) a further $175,000 on or before December 31, 2005.

We have incurred $9,500 in exploration expenses on the Manchester South Property to date, including $2,500 that we spent on a geology report.


In the event that we spend, in any of the above periods, less than the required sum, we may, at our option, pay to Klondike Bay Resources the difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred. In the event that we spend, in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in subsequent periods. If we fail to make any required payment, or incur any required exploration expenditures, our option will terminate and we will have no further rights to the Manchester South Property.

Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property. In addition, until we have secured a 90% interest in the Manchester South Property, we are obligated to maintain in good standing the Manchester South Property by:

  (A) completing and filing of assessment work or making of payments in lieu thereof;
  (B) paying taxes and rentals; and
  (C) performancing all other actions necessary to keep the Manchester South Property free and clear of all liens and other charges.

All cash payments necessary to maintain the Manchester South Property for the next twelve-month period have been made. However, in order to keep the option in good standing, we must incur exploration expenditures of a least $25,000 on the Manchester South Property by December 31, 2004. We agreed to spend this minimum amount as Mr. Jobin-Bevans, a consulting geologist, recommended a $25,000 phase one exploration program in his geological report on the property. To date, we have spent $9,500 on exploration of the property, including the preparation of a geology report. We currently do no have the cash on hand required to meet the balance of this obligation.


Description of the Manchester South Property

The Manchester South Property comprises four claims, totalling 30 claims units, located in the Sudbury Mining District of Ontario, Canada. A claim unit is a parcel of property reserved for mineral exploration that consists of 16 hectares. Mr. Ed Jerome recorded the four claims on November 20, 2000. The claims expire on November 8, 2003, but can be extended for one year if we conduct work on the claims equal to $400 per claim unit prior to the deadline. Accordingly, our claims will be extended for one year if we conduct $12,000 worth of work on the claims on or before November 8, 2003.

Location of the Manchester South Property

The Manchester South Property comprises of four claims comprising of 30 units and is located in the SW corner of Dryden Township, lots 11 and 12, concession 1 in the Sudbury mining district of Northern Ontario, Canada. The Manchester South Property also lies in the Proximity of Falconbridge Limited's producing mines and Inco Limited's Garson Mine.

History of the Manchester South Property

Initial exploration work was done on the Manchester South property in 1965, although no work has been recorded from this earlier exploration. The Manchester South Property has not been explored using modern geological exploration methods. The Manchester South Property has not hosted any known mines.

Geological Report

We have obtained a geological evaluation report on the Manchester South Property prepared by Mr. Scott Jobin-Bevans, M.Sc., of 1674 Latimer Crescent, Sudbury Ontario, Canada. The geological report summarizes the results of the prior exploration of the Manchester South Property and the geological formations on the property that were identified as a result of this prior exploration.

In his geological report, Mr. Jobin-Bevans recommends proceeding with a two-phase, staged exploration program on the Manchester South Property based on his conclusion that prospecting, geological mapping and soil surveys are the exploration techniques that have been the most successful in locating copper-nickel mineralization in the region.

Geological mapping involves dividing a portion of the property being explored into sections. Our consulting geologist will then record results based on the section from which data, such as rock samples, are taken.

Soil surveys and analysis will consist of our consulting geologist and his assistant gathering grab samples from property areas with the most potential to host economically significant mineralization. This determination is made based on a visual inspection of the rock types on the surface of the property and prior exploration results. Grab samples are soil samples or pieces of rock that appear to contain metals such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

The initial phase of the recommended geological work program is comprised of the acquisition and analysis of satellite imaging maps of the Manchester South Property in order to make a preliminary assessment of mineralization. A budget of $25,000 is estimated to be required to support this initial geological work program. The components of the budget for this initial geological work program are as follows:

Geological Review                                 $3,000
Exploration Grid                                  $4,000
Geological Mapping                                $4,000
Geophysical Surveys
-Induced Polarization
-Ground Magnetometer
-Max-Min (EM survey)                             $10,000
Report Writing/Consulting                         $3,000
Operating Supplies                                $1,000
----------------------                        -----------
   Total                                         $25,000

Our consulting geologist will oversee the above-noted EM and induced polarization surveys over certain property areas. EM, or electro-magnetic surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on the property may indicate the possible presence of precious and base minerals. Induced polarization surveys measure various electrical responses to the passage of alternating currents of different frequencies. Readings can indicate the presence of certain types of mineral deposits.

Mr. Jobin-Bevans recommended that the second phase of the exploration program consist of diamond drilling, core logging and assay sampling. This second phase of the geological work program is estimated to require a budget of $175,000. Drilling involves extracting long cylinders of rock from the ground to determine amounts of metals located in rock at different depths. Pieces of rock obtained, known as drill core, are analysed for mineral content.

Mr. Jobin-Bevans concluded in his geological report that the decision to proceed with each subsequent phase of the exploration program should be contingent upon reasonable encouragement having been gained from the results of the previous exploration program.

We have decided to accept the recommendation of the geological report and proceed with this initial geological work program. We will make a decision whether to proceed with phase two of the staged exploration program upon completion of this initial geological work program and an analysis of the results of this first phase of the exploration program. We will make a decision whether to proceed with phase three of the staged exploration program upon completion of this second phase of the geological work program and an analysis of the results of this second phase of the exploration program.

Should we determine at any time not to proceed to the next phase of the geological work program, we will use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Funds will then be used to conduct mineral exploration activities on those claims. It is likely we will need further financing to pay for that exploration.

The two phase program recommended in the report constitutes a reconnaissance exploration program, which is only an initial phase of a full exploration effort. If we complete both phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which might consist of further soil sampling, geophysical surveys, trenching or drilling before we will be able to identify commercially-viable reserves. The costs of these subsequent programs will be significantly more than the costs set forth above for the initial two phase exploration program. We will be unable to determine the expected cost of a phase three work program until we receive results from the first two phases. The costs of such a program will be based upon the recommendations of the geologist who oversees the phase two program.

Compliance with Government Regulation

We will  commence  business in Ontario  when we commence  the first phase of our planned exploration program. We will be required to register as an extra-provincial company under the Ontario Company Act prior to conducting business in Ontario. The anticipated cost of the extra-provincial registration is approximately $500. We have not as yet registered as an extra-provincial company under the Ontario Company Act, but will do so sometime prior to commencing operations in the province.

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of Ontario. We will be required to obtain work permits from the Ontario Ministry of Energy Mines and Resources for any exploration work that results in a physical disturbance to the land.

We will not be required to obtain a work permit for the first or second phase of our exploration program as these phases will not involve any substantial physical disturbance to the land. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance. However, we do not anticipate that reclamation work resulting from our first two phases of recommended exploration will exceed $5,000. We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the geological report. As mentioned above we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken.

If we commence mining operations on the property, we will be required to post bonds and file statements of work with the Ministry of Energy Mines and Resources. The amount of these costs is not known at this time as we do not know the extent of any mining operations that may be undertaken beyond completion of the recommended exploration programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

An environmental review is not required under the Environmental Assessment Act to proceed with the recommended exploration program on our mineral claims.

Employees

We have no employees as of the date of this prospectus other than our two Directors.

Research and Development Expenditures

We have not incurred any exploration expenditures to date. We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                      Plan Of Operations

Our current business plan is to conduct exploration sufficient to determine whether there is reason to begin an extensive and costly exploration program. This constitutes phase one of the exploration program recommended by the geological report. We anticipate that phase one of the recommended geological exploration program will cost approximately $25,000. To date, we have spent $9,500 on exploration of the Manchester South Property, including $7,000 towards the recommended phase one program.

Specifically, we anticipate spending the following over the next 12 months:

  * $15,000 on professional fees, including remaining professional fees payable in connection with the filing of this registration statement; and

  * $18,000 for the balance of the first phase of the exploration program on the Manchester South Property.

Total expenditures over the next 12 months are therefore expected to be $33,000.

It is anticipated that we will be able to complete the planned phase I exploration program in May or June 2004, depending on weather conditions. The property surface is currently covered in snow.

We will  not be  able  to  proceed  with  the  completion  of  phase  one of the exploration program without additional financing. Completion of these exploration expenditures is required in order for us to meet the exploration expenditure requirement under the option agreement for the period through December 31, 2004.

We anticipate proceeding with phase two of the exploration program in the late summer or fall of 2004, contingent upon securing financing. We will obtain a geological report upon the completion of each phase summarizing the results of that phase. The costs of the geological reports are included in the cost of the exploration program.


We will assess whether to proceed to phase two of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration program. We will require additional funding in the event that we decide to proceed with phase two of the exploration program. The anticipated cost of phase two of the exploration program is $214,000, which is well beyond our projected cash reserves. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund all three phases of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.


Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. Our current cash on hand is sufficient to complete the balance of the $25,000 in exploration that is necessary to keep the option in good standing and to cover most of the professional fees that we expect to incur in connection with the filing of this registration statement. Our inability to raise additional funds may delay our ability to proceed with this registration process.


We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain a short-term loan from our President, although no such arrangement has, as yet, been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our President to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we do not complete the cash payments or the exploration expenditures required under the option agreement for the Cedar mineral claim, then our option in will terminate and we will lose all our rights and interest in the Manchester South Property. If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Manchester South Property. We may also pursue acquiring interests in alternate mineral properties in the future.


Results Of Operations For Period Ending February 29, 2004

We have not earned any revenues from operations from our incorporation on February 21, 2001 to February 29, 2004. Our activities have been financed from the proceeds of share subscriptions. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $47,885 for the period from inception to February 29, 2004. These operating expenses include consulting fees of $54,829, property expenditures of $20,000 relating to our option of the Manchester South Property, accounting costs of $12,449, transfer agent fees of $3,050, office costs of $2,351, and bank charges of $206.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt that we will be able to continue as a going concern.

At February 29, 2004, we had assets recorded at $37,500 consisting of cash of $17,500 and a promissory note receivable of $20,000 from our former consultant. As of the date of this registration statement, our former consultant has paid us $25,000 of the $45,000 due and owing to us.

Our liabilities at February 29, 2004 totalled $32,820 and consisted of a non-interest bearing, demand loan of $26,820 from Strato Malamas, our president, and accounts payable totalling $6,000.


                  Description Of Property

Our executive offices are located at 4526 Underwood Avenue, North Vancouver, British Columbia, Canada. Mr. Strato Malamas, our president, provides this office space to us free of charge.

                 Certain Relationships And Related Transactions


Other than disclosed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.


Mr. Strato Malamas, our president and a director, has loaned a total of $48,820 to us for business operations costs. These loans have no fixed terms of repayment and accrue no interest. Mr. Malamas intends to request repayment of these loans when we are in a position to repay them. To date, we have repaid $20,000 of the loans that Mr. Malamas advanced to us.


     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,   we  had  42  registered
shareholders.

Rule 144 Shares

A total of 8,055,000 shares of our common stock were available for resale to the public after February 22, 2002 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 117,188 Shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 8,055,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons. We have opted to cover the registration costs associated with this current filing absent such rights because management believes that such registration shall aid us in obtaining a public market and thereby raising additional financing for our operations.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Delaware Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary Compensation Table


The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us during the fiscal year ended May 31, 2003 and the subsequent nine-month period ended February 29, 2004.

                      Annual Compensation

                                  Other  Restricted  Options/ LTIP     All
                                 Annual    Stock     * SARs  payouts  Other
Name     Title  Year Salary Bonus Comp.   Awarded       #)     ($)     Comp.
----------------------------------------------------------------------------

Strato   Pres., 2004  $0      0     0        0          0        0
Malamas  CEO &  2003  $0      0     0        0          0        0
         Dir.




Stewart         2004  $0      0     0        0          0        0
Jackson  Dir.   2003  $0      0     0        0          0        0

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Malamas And we do not pay Mr. Malamas any amount for acting as a director.

We do not have any employment or consulting agreement with Mr. Jackson and we do not pay Mr. Jackson any amount for acting as a director.

                              Financial Statements

Index to Financial Statements:

1. Report of Independent Chartered Accountants;

2. Financial Statements for the periods ending May 31, 2003 and 2002, including:

  a. Independent Auditors' Report

  b. Balance Sheets

  c. Statements of Operations

  d. Statements of Cash Flow

  e. Statement of Stockholders' Equity

  f. Notes to Financial Statements

3. Financial Statements for the interim periods ending February 29, 2004 and February 29, 2003, including:

  a. Balance Sheets

  b. Statements of Operations

  c. Statements of Cash Flow

  d. Statement of Stockholders' Equity

  e. Notes to Financial Statements

                         BERKOVITS, LAGO & COMPANY, LLP
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS




                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Patriarch, Inc.

We have audited the accompanying balance sheet of Patriarch, Inc., an exploration stage company (The "Company"), as of May 31, 2003 and 2002 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended May 31, 2003 and 2002 and from February 21, 2001 (inception) to May 31, 2003. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2003 and the results of its operations and its cash flows for the years ended May 31, 2002 and 2003 and from February 21, 2001 (inception) to May 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's dependence on outside financing, lack of sufficient working capital and continuing losses from operations raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ Berkovits, Lago & Company, LLP


March 12, 2004
Fort Lauderdale, Florida

                                 PATRIARCH INC.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                              MAY 31, 2003 AND 2002







                        BERKOVITS, LAGO & COMPANY, LLP

                                 PATRIARCH INC.
                         (An Exploration Stage Company)

                                 BALANCE SHEETS

-------------------------------------------------------------------------------------------------------------------
                                                                                                  MAY 31
                                                                                          2003            2002
--------------------------------------------------------------------------------------------------------------------
ASSETS

Current
     Cash                                                                          $      21,807    $     37,708
     Prepaid expenses                                                                       -                521
     Note receivable                                                                      20,000          45,000
                                                                                   --------------------------------

Total Assets                                                                       $      41,807    $     83,229
===================================================================================================================

LIABILITIES

Current
     Accounts payable and accrued liabilities                                      $       2,355    $      3,250
     Due to a shareholder                                                                 23,820          47,500
                                                                                   --------------------------------
                                                                                          26,175          50,750
                                                                                   --------------------------------


STOCKHOLDERS' EQUITY

Common Stock
     Authorized:
         100,000,000 common shares, par value $0.0001

     Issued and outstanding:
          11,718,818 common shares                                                         1,172           1,172

     Additional paid-in capital                                                           51,393          51,393

Deficit Accumulated During The Exploration Stage                                         (36,933)        (20,086)
                                                                                   --------------------------------
Total Stockholders' Equity                                                                15,632          32,479
                                                                                   --------------------------------

Total Liabilities And Stockholders' Equity                                         $      41,807    $     83,229
===================================================================================================================



    The accompanying notes are an integral part of these financial statements


                         BERKOVITS, LAGO & COMPANY, LLP

                                 PATRIARCH INC.
                         (An Exploration Stage Company)

                            STATEMENTS OF OPERATIONS

-------------------------------------------------------------------------------------------------------------------
                                                                                                     PERIOD FROM
                                                                                                      INCEPTION
                                                                                                     FEBRUARY 21
                                                                      YEARS ENDED                      2001 TO
                                                                        MAY 31                         MAY 31
                                                              2003                  2002                2003
--------------------------------------------------------------------------------------------------------------------
Expenses
     Consulting fees                                   $           4,829    $           15,000    $     54,829
     Property expenditures                                         7,000                10,000          17,000
     Accounting                                                    1,110                 3,439           5,349
     Office                                                        1,512                   443           1,955
     Transfer agent fees                                           2,325                   269           2,594
     Bank charges                                                     71                   126             206
                                                       -------------------------------------------------------------
Total Expenses                                                    16,847                29,277          81,933
                                                       -------------------------------------------------------------
Other income                                                           -                45,000          45,000
                                                       -------------------------------------------------------------
Net Income (Loss)                                      $         (16,847)   $           15,723    $    (36,933)
====================================================================================================================


Net Income (Loss) Per Share                            $         (0.001)    $           0.001
=================================================================================================


Weighted Average Number Of Common Shares Outstanding
                                                              11,718,818            11,718,818
==================================================================================================


    The accompanying notes are an integral part of these financial statements

                       BERKOVITS, LAGO & COMPANY, LLP

                                 PATRIARCH INC.
                         (An Exploration Stage Company)

                            STATEMENTS OF CASH FLOWS

-------------------------------------------------------------------------------------------------------------------
                                                                                                     PERIOD FROM
                                                                                                      INCEPTION
                                                                                                     FEBRUARY 21
                                                                           YEARS ENDED                 2001 TO
                                                                             MAY 31                    MAY 31
                                                                      2003             2002             2003
--------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
  Net income (loss)                                              $     (16,847)   $      15,723   $      (36,933)

  Changes in assets and liabilities:
      (Increase) decrease in prepaid expenses                              521             (521)                -
      (Increase) decrease in promissory note receivable                 25,000          (45,000)         (45,000)
      Increase (decrease) in accounts payable and accrued                 (895)           2,450            2,355
      liabilities
                                                                 ---------------------------------------------------
Net cash provided (used by) operating activities                         7,779          (27,348)         (79,578)
                                                                 ---------------------------------------------------

Cash Flows From Financing Activities
     Shareholder advances (repayments)                                 (23,680)          47,500           48,820
     Common share issuances                                              -                 -              52,565
                                                                 ---------------------------------------------------
Net cash provided (used by) financing activities                       (23,680)          47,500          101,385
                                                                 ---------------------------------------------------

Increase (Decrease) In Cash                                            (15,901)          20,152           21,807

Cash, Beginning Of Year                                                 37,708           17,556                -
                                                                 ---------------------------------------------------

Cash, End Of Year                                                $      21,807    $      37,708   $       21,807
=====================================================================================================================



    The accompanying notes are an integral part of these financial statements

                       BERKOVITS, LAGO & COMPANY, LLP

                                 PATRIARCH INC.
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

        FOR THE PERIOD FROM February 21, 2001 (Inception) to MAY 31, 2003


                                                                                         DEFICIT
                                                                                       ACCUMULATED
                                                                      ADDITIONAL       DURING THE
                                                     COMMON STOCK     PAID IN          EXPLORATION
                                          NUMBER        AMOUNT        CAPITAL              STAGE              TOTAL
                                        ------------------------------------------------------------------------------
Issuance of common stock for cash
     Founders' shares                   10,000,000  $     1,000     $                 $         -        $     1,000
     Initial shares                      1,718,818          172           51,393                -             51,565
Net loss for the period                         -             -                            (35,809)          (35,809)
                                        ------------------------------------------------------------------------------

Balance, May 31, 2001                   11,718,818        1,172           51,393           (35,809)           16,756

Net income for the year                         -             -                             15,723            15,723
                                        ------------------------------------------------------------------------------

Balance, May 31, 2002                   11,718,818        1,172           51,393           (20,086)           32,479

Net loss for the year                           -             -                            (16,847)          (16,847)
                                        ------------------------------------------------------------------------------

Balance, May 31, 2003                   11,718,818  $     1,172     $     51,393      $    (36,933)      $    15,632
                                        ==============================================================================

    The accompanying notes are an integral part of these financial statements

                      BERKOVITS, LAGO & COMPANY, LLP

                                 PATRIARCH INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                              MAY 31, 2003 AND 2002



1.   ORGANIZATION AND NATURE OF OPERATIONS

     The Company was incorporated on February 21, 2001 in the State of Delaware and is in the pre-exploration stage. The Company has been primarily involved in organization activities, has obtained the option to acquire certain mineral claims (Note 7), and intends to carry out exploration work on this property to ascertain if commercially exploitable minerals exist on the property.


2.   GOING CONCERN

     The Company's financial statements are prepared using the accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company's current operating funds are less than necessary to complete the exploration of the optioned mineral claims and, therefore, will need to obtain additional financing in order to complete its business plan. As of May 31, 2003, the Company had cash in the amount of $21,807. The Company does not have any operations nor does it have any operating income. Its business plan calls for significant expenses in connection with the exploration of its optioned mineral claim. While it has sufficient funds to carry out phase one of the recommended exploration program on the Manchester South Property (Note 7), it will require additional financing in order to complete the full-recommended exploration program. It will also require additional financing if the costs of the exploration of the optioned mineral claims are greater than anticipated. The Company does not currently have any arrangements for financing and cannot provide any assurance it will be able to find such financing if required. An alternative for the financing of further exploration would be the offering of an interest in the Company's mineral claims to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

     If the Company does not complete the required option payments and capital expenditure requirements mandated in its option, it will lose its interest in the Manchester South Property and its proposed business will cease.


3.   ACCOUNTING POLICIES AND PROCEDURES

     a)  Exploration Expenditures

         The Company is in the exploration stage. All exploration expenditures are expensed as they are incurred.



                      BERKOVITS, LAGO & COMPANY, LLP

                                 PATRIARCH INC.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                              MAY 31, 2003 AND 2002

3.   ACCOUNTING POLICIES AND PROCEDURES (Continued)

     b)  Net Income (Loss) Per Share

         Net income (loss) per share computations are based on the weighted average number of common shares outstanding during the period.

     c)  Financial Instruments

         The Company's financial instruments consist of cash, accounts payable and accrued liabilities, and amount due to shareholder. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments, and the carrying amounts of these financial instruments approximate their fair values at the balance sheet dates.

     d)  Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

     e)  Income Taxes

         The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion of all of a deferred tax asset will not be realized, a valuation allowance is recognized.

4.   COMMITMENT AND PROMISSORY NOTE RECEIVABLE

     At May 31, 2001, the Company was committed to pay $59,000 to an independent consultant to take the Company public. As at May 31, 2002, the Company had paid $45,000 of which $10,000 was paid during the period ended May 31, 2002, and $35,000 was paid during the period ended May 31, 2001. The contract was terminated during the period ended May 31, 2002 and the consultant agreed to repay the Company $45,000 ($25,000 repaid to May 31, 2003). The promissory note receivable is due on demand and bears no interest.


5.   RELATED PARTY TRANSACTIONS

     During the year ended May 31, 2002, a shareholder, a director and the President of the Company advanced funds to the Company in the way of a non-interest bearing demand loan for the Company to fulfill its operating obligations. Advances due to the shareholder at May 31, 2003 and 2002 amount to $23,820 and $47,500, respectively.


                      BERKOVITS, LAGO & COMPANY, LLP

                                 PATRIARCH INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                              MAY 31, 2003 AND 2002

6.   INCOME TAXES
                                                                                         2003            2002
                                                                                    -------------------------------
    Income tax
         Net Income (losses)                                                        $    (17,000)   $     16,000
         Tax rate                                                                           35%              35%
                                                                                    -------------------------------

    Provision for income taxes                                                            (5,950)          5,600
    Utilization (increment) of loss carryforward                                           5,650          (5,600)
                                                                                    -------------------------------
    Income tax provision                                                            $          -    $          -
                                                                                    -------------------------------

    Deferred tax assets
          Net operating loss carryforward                                           $    (37,000)   $    (20,000)
          Tax rate                                                                            35%             35%
                                                                                    -------------------------------
    Deferred tax asset                                                                    13,000           7,000
    Valuation allowance                                                                  (13,000)         (7,000)
                                                                                    -------------------------------
    Deferred tax asset, net                                                         $          -    $          -
                                                                                    -------------------------------

     The valuation allowance reflects the Company's estimates that the tax assets more likely than not will not be realized. The Company has net operating losses of approximately $37,000 which expire between 2021 and 2023.


7.   EXPLORATION EXPENDITURES

     During the year ended May 31, 2002, the Company entered into an option agreement with Klondike Bay Resources ("Klondike"), an Ontario company, whereby the Company has the exclusive right and option to an undivided 90% right, title and interest in and to the Manchester South property claims (the "Option") for total consideration consisting of a 1% net smelter return, cash payments to the Optionor totaling $7,500, and the incurrence of property expenditures totaling $200,000 to be made as follows:

     a) upon execution of the Agreement, the payment to the Optionor of the sum of $7,500 (paid);
     b) by December 31, 2002, the incurrence of property expenditures in the amount of $25,000; and
     c) by December 31, 2003, the incurrence of property expenditures in the further amount of $175,000, provided that any property expenditures incurred prior to December 31, 2002 which are in excess of $25,000 will be applied to the further required amount of $175,000.


8.   SUBSEQUENT EVENT

     On October 8, 2003, the Company entered into an extension agreement with Klondike whereby the expenditures to be incurred by December 31, 2002 were extended to December 31, 2004, and the further expenditures to be done by December 31, 2003 were extended to December 31, 2005. As of December 31, 2003, the Company has expended $7,000 pursuant to the terms of this agreement.


                      BERKOVITS, LAGO & COMPANY, LLP

                                 PATRIARCH INC.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                             FEBRUARY 2004 AND 2003

                                 PATRIARCH INC.
                         (An Exploration Stage Company)

                                 BALANCE SHEETS
                                   (Unaudited)



                                                                                     FEBRUARY 29        MAY 31
                                                                                        2004             2003
                                                                                   -------------      -----------

ASSETS

Current
     Cash                                                                          $      17,500    $      21,807
     Note receivable                                                                      20,000           20,000
                                                                                    -------------     ------------

Total Assets                                                                       $      37,500    $      41,807
==================================================================================================================


LIABILITIES

Current
     Accounts payable and accrued liabilities                                      $       6,000    $       2,355
     Due to a shareholder                                                                 26,820           23,820
                                                                                      ------------     ------------
                                                                                          32,820           26,175
                                                                                      -------------    ------------

STOCKHOLDERS' EQUITY

Common Stock
     Authorized:
         100,000,000 common shares, par value $0.0001

     Issued and outstanding:
          11,718,818 common shares                                                         1,172            1,172

     Additional paid-in capital                                                           51,393           51,393

Deficit Accumulated During The Exploration Stage                                         (47,885)         (36,933)
                                                                                      -------------    ------------
Total Stockholders' Equity                                                                 4,680           15,632
                                                                                      -------------    ------------

Total Liabilities And Stockholders' Equity                                         $      37,500    $      41,807
===================================================================================================================

    The accompanying notes are an integral part of these financial statements

                                 PATRIARCH INC.
                         (An Exploration Stage Company)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


--------------------------------------------------------------------------------------------------------------------------
                                                                                                            PERIOD FROM
                                                                                                             INCEPTION
                                                                                                            FEBRUARY 21
                                    THREE MONTHS ENDED                      NINE MONTHS ENDED                 2001 TO
                                        FEBRUARY 29                            FEBRUARY 29                  FEBRUARY 29
                                 2004                2003                2004               2003               2004
--------------------------------------------------------------------------------------------------------------------------
Expenses
     Consulting fees       $         -        $          -        $          -        $    4,829        $     54,829
     Property
       expenditures                  -                   -               3,000             2,000              20,000
     Accounting                  7,040                  57               7,100             1,057              12,449
     Office                          -                  65                  -                857               2,351
     Transfer agent fees
                                     -                 541                 852             1,812               3,050
     Bank charges                    -                   -                   -                62                 206
                              --------------     ---------------     ---------------    ---------------    ---------------
Total Expenses                   7,040                 663              10,952            10,617              92,885
                              ---------------    ---------------     ----------------   ---------------    ---------------
Other income                         -                   -                   -                  -             45,000
                              ---------------    ---------------     ----------------   ---------------    ---------------
Net Loss                   $    (7,040)       $       (663)       $    (10,952)       $       (10,617)   $   (47,885)
==========================================================================================================================


Net Loss Per Share
                           $    (0.001)       $      (0.001)      $     (0.001)       $       (0.001)
========================================================================================================


Weighted Average Number
   Of Common Shares
   Outstanding

                             11,718,818           11,718,818           11,718,818          11,718,818
========================================================================================================

    The accompanying notes are an integral part of these financial statements


                                 PATRIARCH INC.
                         (An Exploration Stage Company)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

-------------------------------------------------------------------------------------------------------------------
                                                                                                     PERIOD FROM
                                                                                                      INCEPTION
                                                                                                     FEBRUARY 21
                                                                        NINE MONTHS ENDED              2001 TO
                                                                           FEBRUARY 29               FEBRUARY 29
                                                                      2004             2003             2004
--------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
  Net loss                                                       $     (10,952)   $     (10,617)  $      (47,885)

  Changes in assets and liabilities:
      (Increase) decrease in prepaid expenses                            -                  521               -
      (Increase) decrease in promissory note receivable
                                                                         -               20,000          (45,000)
      Increase (decrease) in accounts payable and accrued
        liabilities                                                      3,645           (1,250)           6,000
                                                                    -------------   ------------     ---------------
Net cash provided (used by) operating activities                        (7,307)           8,654          (86,885)
                                                                    -------------   ------------     ---------------

Cash Flows From Financing Activities
     Shareholder advances (repayments)                                   3,000          (18,680)          51,820
     Common share issuances                                              -                 -              52,565
                                                                    -------------    ------------    ---------------
Net cash provided (used by) financing activities                         3,000          (18,680)         104,385
                                                                    -------------    ------------    ---------------

Increase (Decrease) In Cash                                             (4,307)         (10,026)          17,500

Cash, Beginning Of Period                                               21,807           37,708                -
                                                                    -------------    ------------    ---------------

Cash, End Of Period                                              $      17,500    $      27,682   $       17,500
====================================================================================================================

    The accompanying notes are an integral part of these financial statements

                                 PATRIARCH INC.
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

     FOR THE PERIOD FROM February 21, 2001 (Inception) to February 29, 2004
                                   (Unaudited)


                                            ---------------------------------------------------------------------------------
                                                                                                   DEFICIT
                                                                                                 ACCUMULATED
                                                                           ADDITIONAL            DURING THE
                                                  COMMON STOCK               PAID IN             EXPLORATION
                                             NUMBER          AMOUNT          CAPITAL                STAGE              TOTAL
                                            --------------------------------------------------------------------------------
Issuance of common stock for cash
     Founders' shares                       10,000,000  $   1,000         $                  $    -           $        1,000
     Initial shares                          1,718,818        172             51,393              -                   51,565
Net loss for the period                              -         -                                  (35,809)           (35,809)
                                            -----------   ----------       -----------         -----------       -------------

Balance, May 31, 2001                       11,718,818      1,172             51,393              (35,809)            16,756

Net income for the year                             -          -                  -                15,723             15,723
                                            ----------    ----------       -----------         -----------       -------------

Balance, May 31, 2002                       11,718,818      1,172             51,393              (20,086)            32,479

Net loss for the year                               -          -                  -               (16,847)           (16,847)
                                            ----------   ----------        -----------         -----------        ------------

Balance, May 31, 2003                       11,718,818      1,172             51,393              (36,933)            15,632

Net loss for the period                             -          -                  -               (10,952)           (10,952)
                                            ---------    ----------        -----------         -----------        ------------

Balance, February 29, 2004                  11,718,818  $   1,172         $   51,393         $    (47,885)    $        4,680
                                            ===================================================================================

    The accompanying notes are an integral part of these financial statements

                                 PATRIARCH INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           FEBRUARY 29, 2004 AND 2003
                                   (Unaudited)



1.   BASIS OF PRESENTATION

     The accompanying unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary for fair presentation of financial position, results of operations and cash flows for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the SEC. The Company believes that the disclosures contained herein are adequate to make the information presented not misleading. The statements of operations for the nine months ended February 29, 2004 are not necessarily indicative of the results to be expected for the full year. These unaudited financial statements should be read in conjunction with the audited financial statements and accompanying notes included in the Company's 2003 Annual Report on Form 10-K for the year ended May 31, 2003.

     The condensed financial statements have been prepared on a going concern basis, which contemplated the realization of assets and satisfaction of liabilities in the normal course of business. Recurring losses from operations and operating cash constraints are potential factors, which, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The independent auditors' report on the May 31, 2003 financial statements stated the Company's "dependence on outside financing, lack of sufficient working capital and continuing losses from operations raise substantial doubt about the Company's ability to continue as a going concern". These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The financial statements do not include adjustments relating to recoverability and classification of recorded assets amounts, or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and, ultimately, to attain profitable operations.

                                 PATRIARCH INC.
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           FEBRUARY 29, 2004 AND 2003
                                   (Unaudited)



2.   EXPLORATION EXPENDITURES

     During the year ended May 31, 2002, the Company entered into an option agreement with Klondike Bay Resources ("Klondike"), an Ontario company, whereby the Company has the exclusive right and option to an undivided 90% right, title and interest in and to the Manchester South property claims (the "Option") for total consideration consisting of a 1% net smelter return, cash payments to the Optionor totaling $7,500, and the incurrence of property expenditures totaling $200,000 to be made as follows:

     a) upon execution of the Agreement, the payment to the Optionor of the sum of $7,500 (paid); b) by December 31, 2002, the incurrence of property expenditures in the amount of $25,000; and
     c) by December 31, 2003, the incurrence of property expenditures in the further amount of $175,000, provided that any property expenditures incurred prior to December 31, 2002 which are in excess of $25,000 will be applied to the further required amount of $175,000.

     On October 8, 2003, the Company entered into an extension agreement with Klondike whereby the expenditures to be incurred by December 31, 2002 were extended to December 31, 2004, and the further expenditures to be done by December 31, 2003 were extended to December 31, 2005. As of December 31, 2003, the Company has expended $7,000 pursuant to the terms of this agreement.

            Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                     Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company,and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W.,

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

Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.


Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Delaware Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

  (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
  (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
  (3) a transaction from which the director derived an improper personal profit; and
  (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

  (1) such indemnification is expressly required to be made by law; (2) the proceeding was authorized by our Board of Directors; (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
  (4) such indemnification is required to be made pursuant to the bylaws.


Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal,administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

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

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

 Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     10
Transfer Agent Fees                                         $  1,500
Accounting fees and expenses                                $  3,500
Legal fees and expenses                                     $ 10,000
Egar filing fees                                            $  1,000
                                                            --------
Total                                                       $ 16,010
                                                            ========
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 8,055,000 shares of common stock at a price of $0.0001 per share, for total proceeds of $805.50, to Mr. Strato Malamas on February 22, 2001. Mr. Malamas is one of our directors and is our president, chief executive officer, chief financial officer, secretary and treasurer. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act.

We completed an offering of 1,945,000 shares of our common stock at a price of $0.0001 per share to two individuals, Duane S. Beausoleil and Tom May, for total proceeds of $194.50 on February 22, 2001. These shares were issued pursuant to
Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

We completed an offering of 1,718,818 shares of our common stock at a price of $0.03 per share to a total of thirty five purchasers between March 1, 2001 and April 30, 2001. The total amount received from this offering was $51,564.54. The offering was pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.
Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.


                                    Exhibits
Exhibit
Number             Description

  1.1             Articles of Incorporation*
  2.1             By-Laws*
  4.1             Share Certificate*
  5.1             Opinion of Randall W. Heinrich, Attorney at
                  Law, with consent to use
 10.1             Option Agreement dated March 6, 2002*
 10.2             Property Option Amendment dated November 4, 2002*
 10.3             Property Option Amendment dated October 8, 2004
 23.1 Consent of Berkovits, Lago & Company, LLP Certified Public Accountants and Consultants


* previously filed as an Exhibit to our Form SB-2 on July 26, 2002, as amended.

 Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on April 13, 2004.

Patriarch, Inc.

                                        By:/s/ Strato Malamas
                                        -------------------------
                                        Strato Malamas, President


Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Strato Malamas, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/S/ Strato Malamas      President, Chief Executive       April 22, 2004
------------------      Officer, Chief Financial
Strato Malamas          Officer, Secretary, Treasurer
                        and director

/s/ Stewart A. Jackson  Director                         April 22, 2004
-------------------------------
Stewart A. Jackson

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